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                                                                    EXHIBIT 3.1


                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                   OCA, INC.

                                 WITH AND INTO

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                                   ---------

                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware

                                   ---------

         Orthodontic Centers of America, Inc., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of OCA, Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation under the name of OCA, Inc.:

         FIRST: The Company was incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL") on July 29, 1994. The Subsidiary was incorporated pursuant to the DGCL on March 3, 2004.

         SECOND: The Company owns all of the outstanding shares of the capital stock of the Subsidiary.

         THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on March 31, 2004, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

                  WHEREAS, Orthodontic Centers of America, Inc., a Delaware corporation (the "Company") owns all of the outstanding shares of the capital stock of OCA, Inc., a Delaware corporation (the "Subsidiary"); and

                  WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

                  NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Company (the "Merger");

                  RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such each share of common stock of the Company immediately prior to the Merger;

                  RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof;

                  RESOLVED FURTHER, that the certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

          "The name of the corporation is OCA, INC. (the "Company")."


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                  RESOLVED FURTHER, that the proper officer or officers of the
          Company be, and each of them hereby is, authorized to make, execute and acknowledge, in the name and on behalf of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that they may deem appropriate and necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; and all acts and deeds previously performed by the proper officer or officers of the Company prior to the date of these resolutions that are within the authority conferred hereby are ratified, confirmed and approved in all respects.

         FOURTH: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be "OCA, Inc."

         FIFTH: The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

          "The name of the corporation is OCA, INC. (the "Company")."

         SIXTH: The effective time and date of the Merger shall be 12:01 a.m., Eastern Time, on August 30, 2004.


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         IN WITNESS WHEREOF, the Company has caused this Certificate of
Ownership and Merger to be executed by its duly authorized officer this 26th day of August, 2004.


                                        By: /s/  Bartholomew F. Palmisano, Sr.
                                            -----------------------------------
                                            Bartholomew F. Palmisano, Sr.
                                            Chairman of the Board, President
                                            and Chief Executive Officer


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